As filed with the Securities and Exchange Commission on November 30, 2007

Registration No. 333-147410

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LANNETT COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	23-0787699
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9000 State Road
Philadelphia, Pennsylvania 19136
(Address, including Zip Code, of Registrant’s Principal Executive Offices)

LANNETT COMPANY, INC. 2006 LONG TERM INCENTIVE PLAN
(Full Title of the Plan)

Arthur Bedrosian
Chief Executive Officer
Lannett Company, Inc.
9000 State Road
Philadelphia, Pennsylvania 19136
(215) 333-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Bradley S. Rodos, Esquire

Fox Rothschild LLP

2000 Market Street, 10th Floor

Philadelphia, Pennsylvania 19103

EXPLANATORY NOTE

This post-effective amendment is being filed solely to correct the title and all references to the Plan to read “2006 Long Term Incentive Plan” instead of “2007 Long Term Incentive Plan”.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 28th day of November, 2007.

LANNETT COMPANY, INC.

By:	/s/ Arthur Bedrosian
Arthur Bedrosian
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur Bedrosian and Brian Kearns, or each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: November 28, 2007	By:	/ s / Arthur P. Bedrosian
Arthur P. Bedrosian,
Director, President and
Chief Executive Officer

Date: November 28, 2007	By:	/ s / Brian Kearns
Brian Kearns,
Vice President of Finance, Treasurer and
Chief Financial Officer

Date: November 28, 2007	By:	/ s / William Farber
William Farber,
Chairman of the Board of Directors

Date: November 28, 2007	By:	/ s / Ronald West
Ronald West,
Director and Vice Chairman of the Board

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Date: November 28, 2007	By:	/ s / Jeffrey Farber
Jeffrey Farber,
Director

Date: November 28, 2007	By:	/s/ Garnet Peck
Garnet Peck,
Director

Date: November 28, 2007	By:	/ s / Kenneth Sinclair
Kenneth Sinclair,
Director

Date: November 28, 2007	By:	/ s / Albert Wertheimer
Albert Wertheimer,
Director

Date: November 28, 2007	By:	/ s / Myron Winkelman
Myron Winkelman,
Director

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